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                                                                    EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                 CALCULATED USING AUSTRALIAN GAAP FINANCIAL DATA

                                                                Fiscal Year Ended
                                                                      June 30,
                                           -----------------------------------------------------------
                                            1999         2000         2001         2002         2003
                                           -------      -------      -------      -------      -------
                                                          (A$ in million except for ratios)
Net profit (loss) from continuing
operations before extraordinary items,
income taxes and minority interests        $  55.9      $  81.3      $  81.8      $ 101.9      $ 127.8

Share of net profit of associates            (10.5)       (11.6)       (12.4)       (10.1)       (11.1)

Dividends received from associates             5.3          7.8          8.6         15.3         12.7
                                           -------      -------      -------      -------      -------

                                           $  50.7      $  77.5      $  78.0      $ 107.1      $ 129.4
                                           -------      -------      -------      -------      -------

Fixed charges:

Borrowing costs                            $ 111.9      $  90.9      $  95.8      $  72.9      $ 174.8

Estimated interest in rental
Payments                                       2.9          2.1          2.2          1.7          4.0
                                           -------      -------      -------      -------      -------

Total fixed charges                        $ 114.8      $  93.0      $  98.0      $  74.6      $ 178.8
                                           -------      -------      -------      -------      -------

Earnings available for fixed charges       $ 165.5      $ 170.5      $ 176.0      $ 181.7      $ 308.2

Ratio of earnings to fixed charges           1.44x        1.83x        1.80x        2.44x        1.72x


      For purposes of determining the ratio of earnings to fixed charges, and the deficiency, if any, earnings are defined as net profit from continuing operations before related income tax expenses, extraordinary items, minority interests, and income or losses from equity accounted associates, plus distributed income from equity accounted associates and fixed charges. Fixed charges consist of borrowing costs expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and a portion of lease rental expenses, which is the portion deemed to be representative of the interest factor.

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    CALCULATED USING U.S. GAAP FINANCIAL DATA

                                                     Fiscal Year Ended
                                                         June 30,
                                              2001         2002         2003
                                            -------      -------      -------
                                            (A$ in million except for ratios)
Net profit (loss) from continuing
operations before extraordinary items,
income taxes and minority interests         $  66.8      $  16.3      $ 203.7

Share of net profit of associates             (12.9)        (7.9)        (6.9)

Dividends received from associates              8.6         15.3         12.7
                                            -------      -------      -------
                                            $  62.5      $  23.7      $ 209.5
                                            -------      -------      -------

Fixed charges:

Borrowing costs                             $ 107.5      $  76.6      $ 181.9

Estimated interest in rental
Payments                                        2.2          1.7          4.0
                                            -------      -------      -------
Total fixed charges                         $ 109.7      $  78.3      $ 185.9
                                            -------      -------      -------


Earnings available for fixed charges        $ 172.2      $ 102.0      $ 395.4


Ratio of earnings to fixed charges            1.57x        1.30x         2.13x


      For purposes of determining the ratio of earnings to fixed charges, and the deficiency, if any, earnings are defined as net profit from continuing operations before related income tax expenses, extraordinary items, minority interests, and income or losses from equity accounted associates, plus distributed income from equity accounted associates and fixed charges. Fixed charges consist of borrowing costs expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness, changes in the fair value of derivative financial instruments and a portion of lease rental expenses, which is the portion deemed to be representative of the interest factor.